UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 11, 2005

Avanir Pharmaceuticals
__________________________________________
(Exact name of registrant as specified in its charter)

California	001-15803	33-0314804
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11388 Sorrento Valley Road, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-622-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective November 11, 2005, Kenneth E. Olson, a Class III Director, resigned from the Board of Directors of Avanir Pharmaceuticals (the "Company"). Mr. Olson was a member of the Audit Committee, Corporate Governance and Executive Committees of the Board of Directors at the time of his resignation.

Concurrently with Mr. Olson's resignation, Scott M. Whitcup, M.D. was elected to the Company's Board of Directors to fill Mr. Olson's vacancy. Dr. Whitcup's current term will continue until the Company's 2007 annual meeting of shareholders.

There are no family relationships between Dr. Whitcup and any director or executive officer of the Company or any of its subsidiaries, nor has Dr. Whitcup or any member of his immediate family engaged in any related-party transaction with the Company since the beginning of the Company's last fiscal year.

On November 14, 2005, the Company issued a press release announcing the appointment of Dr. Whitcup. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Description
99.1 Press release, dated November 14, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avanir Pharmaceuticals

November 15, 2005	By:	Gregory P. Hanson, CMA

Name: Gregory P. Hanson, CMA
Title: VP, Finance and CFO

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated November 14, 2005.